UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2011, Tidewater Inc. (the “Company”) and its domestic subsidiaries entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. as Administrative Agent, Swing Line Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., and DnB NOR Bank ASA as Co-Syndication Agents; BBVA Compass as Documentation Agent; JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, DNB NOR Markets, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Lead Arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Book Manager; and the lenders party thereto (all such parties together, the “Lenders”). The entry into the Credit Agreement was reported on a Form 8-K filed with the SEC on February 2, 2011, which included the Credit Agreement as an exhibit.

On July 20, 2011, the Company and the Lenders entered into an amendment to the Credit Agreement (the “Amendment”) that extends the availability of the $125 million delayed draw term loan facility through January 27, 2012. All other terms and conditions of the Credit Agreement remain in full force and effect. This summary of the Amendment is qualified in its entirety by the terms of the Amendment itself, a copy of which is filed as an exhibit to this report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Amendment to the Credit Agreement in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

July 25, 2011	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel